SMART GLASS COMPANY RESEARCH FRONTIERS LICENSES VISION SYSTEMS
         TO OFFER ENVIRONMENTALLY FRIENDLY SPD-SMART PRODUCTS
               FOR AIRCRAFT AND TRANSPORTATION VEHICLES


Brignais, France and Woodbury, NY, USA. January 25, 2010 - Vision Systems acquired today a license from Research Frontiers Inc. (Nasdaq: REFR), the developer and licensor of patented VaryFast(tm) SPD-Smart(tm) light-control film technology. The non-exclusive license grants Vision Systems the right to manufacture and sell in all countries of Europe SPD-Smart products for aircraft, trains, recreational vehicles, busses, trucks, mobile cranes and construction vehicles.

The license provides for a 15% royalty to Research Frontiers on sales of licensed SPD-Smart products including windows, partitions, cabin dividers, sunroofs and shades. The minimum annual royalties and other license terms were not disclosed.

When integrated with transportation vehicle and aircraft window products, SPD-Smart film gives users the ability to rapidly, precisely and uniformly control the amount of light, glare and heat entering the vehicle. SPD-Smart products can be optically clear, block over 99.5% of visible light, and are tunable manually or automatically to any level of light transmission between clear and dark. All of this is done instantly and uniformly regardless of the size of the window - advantages that other smart window technologies, such as liquid crystals or electrochromics, cannot offer.

Due to its ability to block heat as well as visible light, SPD-SmartGlass(tm) can reduce vehicle interior heat build-up. These eco-friendly products also can reduce the size of air conditioning systems and thus save weight and fuel. In addition, they are automatically in the most energy efficient, heat-blocking state when the engine is off, which results in the aircraft or vehicle being cooler when not in use and upon the entering of operators or passengers. They provide greater security due to on-demand privacy capability, increase passengers' comfort, and protect passengers and interiors from heat and harmful ultraviolet radiation. SPD-Smart technology empowers users by offering rapid, real-time control over the environment to suit one's preference or requirements.

Catherine Robin, Senior VP for Business Development of Vision Systems commented:
"Our products are focused on innovation and are designed to ensure competitive advantage to all our customers both on value and quality performance. We have been receiving an increasing number of client requests regarding combined solutions for solar protection, and the time has come to incorporate SPD-Smart film into our product line to make it smarter and in order to achieve our clients' expectations. Vision Systems is well known in the Aeronautic and Automotive fields and is a qualified first-tier supplier. Our mission is to be 'Architects of Innovations' and SPD technology supports this very well."

Joseph M. Harary, President and CEO of Research Frontiers, noted: "In 2009, the SPD industry's supply chain infrastructure experienced a steady stream of important developments from large multinational companies licensed by Research Frontiers, such as Hitachi Chemical's announcement that they commenced mass-production of wide-width SPD film at a new production facility. We are extremely pleased that Vision Systems is adopting SPD technology for use in their impressive product lines across multiple industries. Their becoming involved with our high-performing SPD-Smart light-control technology continues this trend of ever-larger resources being devoted in our growing industry, and of SPD-Smart technology becoming the smart glass of choice."

About Vision Systems

Vision Systems is a first tier system supplier of the automotive and aeronautics industries. Based in France for more than 70 years, the company has 230 employees and has reached a turnover of Euros 27 million in 2008. The company's products are focused on innovation and are designed to ensure competitive advantage to all customers both on cost and quality performance.

Vision Systems operates two business units: Vision Systems Automotive and Vision Systems Aeronautics.

Vision Systems Automotive is a business unit dedicated to develop and produce systems for coaches, busses, trucks, camping-cars and railway.
To reach its growth goals, the automotive division has heavily invested by designing innovative systems based on multiple technologies such as electronics, video and mechanics. By assembling these multiple technologies, Vision Systems Automotive offers to OEMs turnkey systems in complete systems that are easy to integrate in complex environments.

Vision Systems Aeronautics is dedicated to develop and produce systems for commercial, regional, and business aircraft, and helicopters. The aeronautics division has focused on the design, testing and production of innovative systems to secure its world leadership on solar protections and to develop turnkey cab interior solutions to improve passenger comfort.

Further information about Vision Systems can be found at http://www.vision-systems.fr/.

About SPD Technology and Research Frontiers Inc.

Research Frontiers Inc. (Nasdaq: REFR) develops and licenses suspended particle device (SPD) technology used in VaryFast SPD-Smart controllable glass and plastic products. Benefits include dynamic control of light, glare and heat passing through many types of glazings, noise reduction, greater security due to both privacy and structural integrity, and the protection of interiors and occupants from heat and harmful ultraviolet radiation. SPD technology, made possible by a flexible light-control film invented and patented by Research Frontiers, allows the user to instantly, precisely and uniformly control the shading of glass or plastic, either manually or automatically. This patented film can be used to transform into "smart" products a variety of products used every day in homes, buildings, cars, aircraft, boats, trains and motorcoaches.

Current product applications for SPD technology include: SPD-Smart windows, sunshades, skylights, atria, curtainwalls and interior partitions for homes and buildings; automotive windows, sunroofs, roof systems, sunvisors and sunshades; and aircraft and marine windows and window shades. Potential future applications include: eyewear products including sunglasses, ski goggles and motorcycle helmets, mirrors; flat panel displays for electronic products;
and light-control filters for various industrial and consumer applications.

SPD-Smart film technology was awarded the "Best of What's New Award" for home technology from Popular Science magazine, received the 2007 North American Frost & Sullivan Award for Excellence in Technology for glass, and was also recognized as one of the top technologies by the Society of Automotive Engineers' Aerospace Engineering magazine. SPD technology is covered by over 500 patents and patent applications held by Research Frontiers worldwide. Currently 36 companies are licensed to use Research Frontiers' patented
SPD light-control technology in emulsions, films, or end-products. Further information about SPD-Smart technology, Research Frontiers and its licensees can be found at www.SmartGlass.com.

Note: From time to time Research Frontiers may issue forward-looking statements which involve risks and uncertainties. This press release contains forward-looking statements. Actual results could differ and are not guaranteed. Any forward-looking statements should be considered accordingly. SPD-Smart(tm), SPD-SmartGlass(tm), SmartGlass(tm0, VaryFast(tm), Speed Matters(tm), Powered by SPD(tm), SPD Clean Technology(tm), SPD On-Board(tm), Visit SmartGlass.com - to change your view of the world(tm) and The View of the Future - Everywhere You Look(tm) are trademarks of Research Frontiers Inc.

For further information, please contact:

Research Frontiers Inc.	              Vision Systems
Gregory M. Sottile, Ph.D.	              Catherine Robin
Director of Market Development   Senior VP for Business Development
(516) 364-1902	              +33 4 72 31 98 10
Info@SmartGlass.com	              crobin@visionsystems.fr